Exhibit 99.1

           GSI LUMONICS ANNOUNCES 2005 FIRST QUARTER FINANCIAL RESULTS

    BILLERICA, Mass., April 28 /PRNewswire-FirstCall/ -- GSI Lumonics Inc., (Nasdaq: GSLI and TSX: GSI), a major supplier of precision motion components, lasers and laser systems, today announced financial results for the first quarter ended April 1, 2005. (All data are expressed in U.S. GAAP and in U.S. dollars.)

    First quarter results:
    -- Sales were $64.8 million for the first quarter of 2005, compared to
       $74.9 million for the same period in 2004, a decrease of 13%
    -- Net income was $0.1 million or $0.00 per diluted share for the first quarter, compared to net income of $8.9 million or $0.21 per diluted share for the same period last year.
    -- Bookings were $62.4 million for the quarter, a decrease of $25.9 million from the same period in 2004.
    -- Backlog was $58.9 million at the end of the first quarter, compared to
       $92.0 million for the same period in 2004, a decrease of 36%.
    -- Gross margin for the quarter just ended was 35.4% of sales, as compared to 39.7 % for the same period in 2004.
    -- Cash flow utilized in operations was $1.2 million for the first quarter as compared to $6.5 million generated in the same quarter in 2004.
    -- Cash, cash equivalents and marketable short and long-term investments totaled $87.3 million as of April 1, 2005.

    Geographically, sales for the first quarter of 2005 were as follows: approximately 39% in the Americas, 44% in Asia-Pacific, including Japan, and 17 % in Europe. For the same period in 2004, sales were distributed as follows: 52% in the Americas, 30% in Asia-Pacific, including Japan, and 18% in Europe.

    Margins were unfavorably impacted by lower volume and generally non-recurring or unusual expenses in the quarter. The non-recurring costs included severance pay of $0.5 million, and a provision for a European customs issue of $0.4 million. Also during the quarter was an additional inventory obsolescence provision of $0.5 million, as compared to the same quarter last year that included a benefit of $0.6 million for sales of inventory that had previously been written down. Sales and General Administrative expenses were higher than the same quarter last year due primarily to the MicroE acquisition.

    The Company has returned to a normal annualized effective tax rate of approximately 37% for the fiscal year 2005.
    "We are disappointed in these financial results," said Charles Winston, President and CEO of GSI Lumonics. "Unexpected delivery delays requested by customers within the Laser Systems segment, combined with some non-recurring costs, were the prime causes. We look for improvement in the next quarter."

    Business Segment Reporting
    The Components segment reported sales of $34.0 million for the first quarter 2005 as compared to $33.4 million for the same period last year. This quarter includes $5.7 million in additional revenue from MicroE Systems, which was acquired subsequent to the same quarter last year. Operating income was $3.3 million for the first quarter 2005, a decrease of $1.8 million from the same quarter 2004. Gross margin was 36.9% compared to 33.9% in the first quarter of 2004. The improvement in margin is attributed primarily to the addition of MicroE.

    The Laser Systems segment reported sales of $22.0 million, as compared to $34.0 million during the same quarter last year. The segment contributed an operating profit of $1.6 million for the first quarter 2005, as compared to $9.5 million in the same period last year. Gross margin was 35.4% in the first quarter of 2005, as compared to 45.4% during the fourth quarter 2004. Margins declined due to lower volume of sales and higher costs from warranty and inventory obsolescence.

    The Laser segment reported sales of $10.3 million, compared to $11.7 million during the same quarter. The segment had an operating loss of $0.7 million in the first quarter 2005 versus $0.4 million operating income in the same period last year, which is a decrease of $1.1 million. Gross margin was 25.4% as compared to 28.1% during the same period last year.

    Financial Condition
    At April 1, 2005 cash, cash equivalents and marketable short-term and long-term investments totaled $87.3 million, compared to $90.3 million at December 31, 2004. The Company continues to operate debt-free. Cash flow utilized in operations was $1.2 million for the first quarter in 2005 as compared to $6.5 million provided in cash during the same period last year.
    GSI Lumonics will host a conference call for investors at 6:00 p.m. Eastern Time. To participate, call 800-591-6942 (within the US and Canada) and 617-614-4909 (for international callers) no earlier than 5:50 p.m. Eastern Time and no later than 5:55 p.m. Eastern Time and identify yourself to the operator with the participant code of 10112209. A replay of the call will be available one hour after the call ends to midnight, May 5, 2005 by dialing 888-286-8010 (within the US and Canada) or 617-801-6888 (for international callers). The access code is 36333377.

    The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-
eventDetails&c=75037&eventID=1020123 at least 15 minutes prior to the call in order to register, download and install any necessary software. The call will be archived on the above web site until midnight, May 5, 2005.

    GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (GSI).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    For more information contact: Investor Relations, 613-224-4868, Ann Dempsey, (ext. 2#)

                                GSI LUMONICS INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)


                                                       April 1,     December 31,
                                                         2005          2004
                                                     -----------   -------------
                     ASSETS
Current
Cash and cash equivalents                            $    74,360   $     82,334
Short-term investments                                     7,959          2,995
Accounts receivable, less allowance
 of $1,500 (December 31, 2004 - $2,470)                   53,341         60,314
Income taxes receivable                                    3,665          2,287
Inventories                                               62,783         60,319
Deferred tax assets                                       14,897         13,094
Other current assets                                       8,130         10,311
  Total current assets                                   225,135        231,654

Property, plant and equipment,
 net of accumulated depreciation
 of $27,889 (December 31, 2004 - $26,604)                 48,558         50,220
Deferred tax assets                                       16,696         18,364
Other assets                                               2,775          2,906
Long-term investments                                      5,667          5,681
Intangible assets, net of amortization
 of $2,581 (December 31, 2004 - $2,139)                   17,571         18,152
Patents and acquired technology,
 net of amortization of $27,145
 (December 31, 2004 - $25,883)                            31,396         32,837
Goodwill                                                  26,350         26,350
                                                     $   374,148   $    386,164
LIABILITIES AND STOCKHOLDERS' EQUITY
Current
 Accounts payable                                    $    16,176   $     18,462
 Income taxes payable                                      1,959          4,045
 Accrued compensation and benefits                         9,891         13,160
 Other accrued expenses                                   19,088         21,327
   Total current liabilities                              47,114         56,994

Deferred compensation                                      2,702          2,178
Deferred tax liabilities                                  11,201         11,521
Other liability                                               83             27
Accrued minimum pension liability                          9,860          9,881
   Total liabilities                                      70,960         80,601
Commitments and contingencies

Stockholders' equity
 Common shares, no par value; Authorized shares:
 unlimited; Issued and outstanding:
 41,489,107 (December 31, 2004 - 41,449,270)             308,859        308,669
Additional paid-in capital                                 3,227          3,289
Accumulated deficit                                       (1,859)        (1,969)
Accumulated other comprehensive loss                      (7,039)        (4,426)
   Total stockholders' equity                            303,188        305,563
                                                     $   374,148   $    386,164

                                GSI LUMONICS INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)


                                                  Three Months Ended
                                               ------------------------
                                                 April 1,     April 2,
                                                  2005         2004
                                               -----------   ----------
Sales                                          $    64,841   $   74,853
Cost of goods sold                                  41,893       45,113
Gross profit                                        22,948       29,740

Operating expenses:
 Research and development                            6,460        4,759
 Selling, general and administrative                15,380       13,484
 Amortization of purchased intangibles               1,752        1,549
 Other                                                 197            -
   Total operating expenses                         23,789       19,792

Income (loss) from operations                         (841)       9,948
 Loss on sale of investments                             -         (15)
 Interest income                                       392          179
 Interest expense                                        4         (28)
 Foreign exchange transaction gains (losses)           618        (260)
 Income before income taxes                            173        9,824
 Income tax provision                                   63          885
 Net income                                    $       110   $    8,939

Net income per common share:
  Basic                                        $      0.00   $     0.22
  Diluted                                      $      0.00   $     0.21
Weighted average common shares outstanding
 (000's)                                            41,464       40,951
Weighted average common shares outstanding
 for diluted net income per common share
 (000's)                                            41,825       42,114

                                GSI LUMONICS INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
       (U.S. GAAP and in thousands of U.S. dollars, except share amounts)


                                                        Three Months Ended
                                                     ------------------------
                                                       April 1,     April 2,
                                                         2005         2004
                                                     -----------   ----------
    Cash flows from operating activities:
    Net income                                       $       110   $    8,939
    Adjustments to reconcile net income to
     net cash provided by operating activities:
     Loss on sale of investments                               -           15
     Loss on long lived asset                                197            -
     Depreciation and amortization                         3,578        3,746
     Unrealized loss on derivatives                           56            -
     Stock-based compensation                                (62)         51
     Deferred income taxes                                  (398)     (2,570)
    Changes in current assets and liabilities:
     Accounts receivable                                   6,264       (9,159)
     Inventories                                          (3,063)      (6,881)
     Other current assets                                  2,027          564
     Accounts payable, accruals, taxes
     (receivable) payable and other liabilities          (9,896)      11,783
    Cash (used in) provided by operating activities       (1,187)      6,488

    Cash flows from investing activities:
     Additions to property, plant and equipment             (898)        (277)
     Proceeds from the sale and maturities
      of investments                                       3,000       47,620
     Purchases of investments                             (7,976)     (26,491)
     Decrease in other assets                                102            3
     Cash (used in) provided by investing activities      (5,772)      20,855

    Cash flows from financing activities:
     Issue of share capital from the exercise
      of stock options                                       191          328
    Cash provided by financing activities                    191          328

    Effect of exchange rates on cash and cash
     equivalents                                          (1,206)         291
    (Decrease) increase in cash and cash equivalents      (7,974)      27,962
    Cash and cash equivalents, beginning of period        82,334       64,035
    Cash and cash equivalents, end of period         $    74,360   $   91,997

                                GSI LUMONICS INC.
                  Consolidated Analysis By Segment (unaudited)
                           (thousands of U.S. dollars)


                                                         Three months ended
                                                     -------------------------
    Sales:                                             April 1,      April 2,
                                                         2005          2004
                                                     -----------    ----------
    Components                                       $    33,985    $   33,357
    Laser Group                                           10,261        11,699
    Laser Systems                                         22,004        34,003
    Intersegment sales elimination                        (1,409)      (4,206)
    Total                                            $    64,841    $   74,853

    Gross profit %:
    Components                                              36.9%         33.9%
    Laser Group                                             25.4          28.1
    Laser Systems                                           35.4          45.4
    Intersegment sales elimination                         (0.8)          7.4
    Total                                                   35.4%         39.7%

    Segment income (loss) from operations:
    Components                                       $     3,297    $    5,093
    Laser Group                                             (711)         364
    Laser Systems                                          1,623         9,534
    Total by segment                                       4,209        14,991
    Unallocated amounts:
       Corporate expenses                                  4,827         4,183
       Amortization of purchased intangibles
        not allocated to a segment                            26           860
       Other                                                 197             -
    Income (loss) from operations                    $     (841)    $   9,948

                                GSI LUMONICS INC.
          Consolidated Sales Analysis By Geographic Region (unaudited)
                           (millions of U.S. dollars)


                                          Three months ended
                            ----------------------------------------------
                                 April 1, 2005            April 2, 2004
                            --------------------     ---------------------
                             Sales    % ofTotal        Sales    % ofTotal
                            ------    ---------      -------    ----------
    North America           $ 25.0          39%       $ 38.8          52%
    Latin and South America    0.4            -          0.1            -
    Europe (EMEA)             11.1           17         13.5           18
    Japan                     13.7           21         11.5           15
    Asia-Pacific              14.6           23         11.0           15
       Total                $ 64.8         100%       $ 74.9         100%

SOURCE  GSI Lumonics Inc.
    -0-                             04/28/2005
    /CONTACT: Ann Dempsey, Investor Relations of GSI Lumonics Inc., +1-613-224-4868 ext. 2#/
    /Company News On-Call:  http://www.prnewswire.com/comp/107189.html /